UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2026

RAPID MICRO BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40592	20-8121647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Hartwell Avenue, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

978-349-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	RPID	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 18, 2026, Rapid Micro Biosystems, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC and Lake Street Capital Markets LLC, as representatives of the several underwriters named therein (the “Underwriters”) relating to an underwritten offering (the “Offering”) of (i) 3,581,000 shares (the “Shares”) of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”) and accompanying Series A warrants (“Series A Common Stock Warrants”) to purchase an aggregate of 3,581,000 shares of Class A common stock (or pre-funded warrants in lieu thereof) and Series B warrants (“Series B Common Stock Warrants”) to purchase an aggregate of 3,581,000 shares of Class A common stock (or pre-funded warrants in lieu thereof), and, (ii) in lieu of Common Stock to certain investors, pre-funded warrants to purchase an aggregate of up to 1,463,000 shares of Common Stock (the “Pre-Funded Warrants” and together with the Series A Common Stock Warrants, and Series B Common Stock Warrants, the “Warrants” and the shares of Common Stock issuable upon exercise of the warrants, the “Warrant Shares”) and accompanying Series A Common Stock Warrants to purchase an aggregate of 1,463,000 shares of Class A common stock (or pre-funded warrants in lieu thereof) at an exercise price of $1.955 per share and Series B Common Stock Warrants to purchase an aggregate of 1,463,000 shares of Class A common stock (or pre-funded warrants in lieu thereof) at an exercise price of $2.340 per share. Each Share was offered and sold together with an accompanying Series A Common Stock Warrant and a Series B Common Stock Warrant at a combined offering price of $1.955, and each Pre-Funded Warrant was offered and sold together with an accompanying Series A Common Stock Warrant and a Series B Common Stock Warrant at a combined offering price of $1.945, which is equal to the combined offering price per share of Common Stock and accompanying Series A Common Stock Warrant and Series B Common Stock Warrant less the $0.01 exercise price of each Pre-Funded Warrant. The Offering is expected to close on May 20, 2026, subject to customary closing conditions.

Each Pre-Funded Warrant has an initial exercise price per share of $0.01, subject to certain adjustments. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Each Series A Common Stock Warrant has an initial exercise price per share of $1.955, subject to certain adjustments and each Series B Common Stock Warrant has an initial exercise price per share of $2.340, subject to certain adjustments. The Series A Common Stock Warrants are exercisable 6 months from the date of issuance and will expire one year from the date of issuance. The Series B Common Stock Warrants are exercisable 6 months from the date of issuance and will expire five years from the date of issuance.

Under the Warrants, the Company may not effect the exercise of any Warrant, and a holder will not be entitled to exercise any portion of any Warrant (i) if immediately prior to the exercise, holder (together with its affiliates), beneficially own an aggregate number of shares of Common Stock greater than 4.5% or 4.99% or 9.99%, as applicable (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company without taking into account any Warrant Shares, or (ii) to the extent that immediately following the exercise, the holder (together with its affiliates) would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such shares of Common Stock, which such percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to the Company.

The Series A Common Stock Warrants include certain rights upon “fundamental transactions” as described therein, including the right of the holders thereof to receive, upon exercise of the Series A Common Stock Warrants following such fundamental transaction, the same amount and kind of securities, cash or property as the holder would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of the number of Warrant Shares issuable upon exercise of the Series A Common Stock Warrants.

The Series A Common Stock Warrants also contain a forced exercise provision granting the Company the right, upon the satisfaction of specified conditions, to require holders to exercise all or any portion of their Series A Common Stock Warrants.

The Series B Common Stock Warrants include certain rights upon “fundamental transactions” as described therein, including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes Value (as described in such Series A Common Stock Warrants) of the unexercised portion of the applicable Series B Common Stock Warrants on the date of the consummation of such fundamental transaction.

The Series B Common Stock Warrants also include a participation rights whereby for a period of twelve months from the original issue date, holders of the Series B Common Stock Warrants have the right to participate in future issuances of the Company’s Class A common stock or Common Stock equivalents on pro rata basis, up to an aggregate of 25% of such offering, subject to certain conditions.

The Company estimates that the net proceeds from the Offering will be approximately $8.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to fund working capital and other general corporate purposes.

The Shares and the Warrants were issued pursuant to a shelf registration statement on Form S-3 (File No. 333-276081), as filed with the U.S. Securities and Exchange Commission (“SEC”) on December 15, 2023 and declared effective on December 26, 2023 (the “Registration Statement”), and a related prospectus included in the Registration Statement, as supplemented by a prospectus supplement dated May 18, 2026.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing is only a brief description of the terms of the form of Warrants, does not purport to be a complete statement of the rights and obligations of the parties thereto and the transactions contemplated thereby, and is qualified in its entirety by reference to the form of Pre-Funded Warrant, the form of Series A Common Stock Warrant and form of Series B Common Stock Warrant that are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the shares issued in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Securities Purchase Agreement

On May 18, 2026, the Company also entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain of the Company’s directors and officers (the “D&Os”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the D&Os in a registered direct offering 71,607 shares of Common Stock and accompanying Series A Common Stock Warrants to purchase an aggregate of 71,607 shares of Common Stock (or Pre-Funded Warrants in lieu thereof) with an exercise price of $1.955 per share and Series B Common Stock warrants to purchase an aggregate of 71,607 shares of Common Stock (or Pre-Funded Warrants in lieu thereof) with an exercise price of $2.34 per share (the “Concurrent Offering”) for gross proceeds of approximately $140,000. Each Share was offered and sold together with an accompanying Series A Common Stock Warrant and a Series B Common Stock Warrant at a combined offering price of $1.955. The terms of the Series A Common Stock Warrants and Series B Common Stock Warrants sold to investors in the Concurrent Offering are identical to those sold to investors in the Offering. The Concurrent Offering was made without an underwriter or placement agent. The Company intends to use the net proceeds of the Concurrent Offering to fund working capital and other general corporate purposes. The Concurrent Offering is anticipated to close on or about May 20, 2026, and is contingent and conditioned upon consummation of, the Offering, as well as certain other customary closing conditions in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, and agreements by the Company. The foregoing summary of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The securities in the Concurrent Offering were offered and sold by the Company pursuant to the Registration Statement, and a related prospectus included in the Registration Statement, as supplemented by a prospectus supplement dated May 18, 2026.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the shares issued in the Concurrent Offering, is filed as Exhibit 5.2 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 18, 2026, by and among the Company, TD Securities (USA) LLC and Lake Street Capital Markets LLC, as representatives of the several underwriters named therein.
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Common Stock Warrant
4.3	Form of Series B Common Stock Warrant
5.1	Opinion of Goodwin Procter LLP
5.2	Opinion of Goodwin Procter LLP
10.1	Securities Purchase Agreement, dated as of May 18, 2026, by and between the Company and the purchasers named therein.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.2)
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID MICRO BIOSYSTEMS, INC.

Date: May 19, 2026	By:	/s/ Sean Wirtjes
Sean Wirtjes
Chief Financial Officer